Exhibit 23(A)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated February 24, 2023, with respect to the consolidated financial statements of Old Republic International Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Chicago, Illinois
December 12, 2023